Exhibit 99.1

News Release

PartnerRe Ltd. Reports Fourth Quarter and Full Year 2010 Results

•	Fourth Quarter Operating Earnings per share of $1.52; Net Income per share of $0.65

•	Fourth Quarter Annualized Operating ROE of 6.3%; Annualized Net Income ROE of 2.7%

•	Full Year Operating Earnings per share of $6.45; Net Income per share of $10.46

•	Full Year Operating ROE of 7.1%; Net Income ROE of 11.5%

•	Book Value of $93.77 per share, up 11% year-over-year

PEMBROKE, Bermuda, February 7, 2011 — PartnerRe Ltd. (NYSE, Euronext: PRE) today reported net income of $57.0 million, or $0.65 per share on a fully diluted basis for the fourth quarter of 2010. This net income includes net after-tax realized and unrealized losses on investments of $71.8 million, or $0.96 per share. Net income for the fourth quarter of 2009 was $354.4 million, or $4.25 per share, including net after-tax realized and unrealized gains on investments of $17.6 million, or $0.22 per share. Operating earnings for the fourth quarter of 2010 were $113.0 million, or $1.52 per share on a fully diluted basis. This compares to operating earnings of $315.0 million, or $3.87 per share, for the fourth quarter of 2009.

Net income for the full year 2010 was $852.6 million, or $10.46 per share. This net income includes net after-tax realized and unrealized gains on investments of $301.5 million, or $3.86 per share. Net income for the full year 2009 was $1.5 billion, or $23.51 per share, including net after-tax realized and unrealized gains on investments of $497.0 million, or $7.78 per share, as well as a net after-tax gain of $57.0 million, or $0.89 per share, from the purchase of approximately 75% of the Company’s outstanding Capital Efficient Notes (CENts) in the first quarter of 2009. Operating earnings for the full year 2010 were $504.7 million, or $6.45 per share on a fully diluted basis. This compares to operating earnings of $932.1 million, or $14.59 per share, for the full year 2009.

Operating earnings exclude net after-tax realized and unrealized investment gains and losses, net after-tax realized gain on the purchase of the CENts and net after-tax interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on the fourth quarter and full year 2010 results, PartnerRe President & Chief Executive Officer Costas Miranthis said, “Despite a challenging quarter and year, both of which included a number of catastrophe and large loss events, our underlying portfolio continues to perform well. We are also pleased with the performance of our investment portfolio, although lower reinvestment rates continue to impact operating earnings. This performance, combined with the capital management activities we executed during 2010,

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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resulted in our book value per share growing 11% year-over-year to close at a new high for PartnerRe.”

Summary unaudited consolidated financial data for the period is set out below.

	Three months ended December 31		Year ended December 31
U.S.$ thousands (except per share amounts and ratios)	2010	2009	2010	2009
Net Premiums Written	$820,605	$904,440	$4,705,116	$3,948,704
Net Premiums Earned	$1,204,646	$1,336,555	$4,776,471	$4,119,825
Non-life Combined Ratio	94.6%	80.3%	95.0%	81.8%
Net Income	$57,035	$354,360	$852,552	$1,536,854
Net Income per share (a)	$0.65	$4.25	$10.46	$23.51
Operating Earnings (a)	$113,042	$315,049	$504,654	$932,146
Operating Earnings per share (a)	$1.52	$3.87	$6.45	$14.59

(a)	Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts and after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the fourth quarter of 2010 were $820.6 million, compared to $904.4 million in the fourth quarter of 2009. Total revenues for the fourth quarter of 2010 were $1.3 billion, compared to $1.5 billion in the fourth quarter of 2009, and included $1.2 billion of net premiums earned, compared to $1.3 billion in the fourth quarter of 2009; net investment income of $160.8 million, which compares to $182.0 million in the fourth quarter of 2009; and pre-tax net realized and unrealized losses of $83.2 million as compared to pre-tax net realized and unrealized investment gains of $25.1 million for the fourth quarter of 2009.

For the full year 2010, net premiums written were $4.7 billion, compared to $3.9 billion for the full year 2009. Total revenues for 2010 were $5.9 billion, compared to $5.4 billion in 2009, and included $4.8 billion of net premiums earned, compared to $4.1 billion in 2009; net investment income of $672.8 million, which compares to $596.1 million in 2009; and pre-tax net realized and unrealized investment gains of $401.5 million as compared to pre-tax

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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net realized and unrealized investment gains of $591.7 million in 2009; and a pre-tax gain of $88.4 million from the purchase of approximately 75% of the Company’s outstanding CENts during the first quarter of 2009.

During the fourth quarter of 2010, the Company repurchased 5.1 million common shares at a total cost of approximately $400 million. For the full year 2010, the Company repurchased 14.0 million common shares at a total cost of approximately $1.1 billion. At December 31, 2010, approximately 6.5 million common shares remained under our current repurchase authorization.

Separately, the Company announced today that its Board of Directors declared a quarterly dividend of $0.55 per common share. The dividend will be payable on March 1, 2011, to common shareholders of record on February 18, 2011, with the shares trading ex-dividend commencing February 16, 2011.

Results by Segment

The Non-life segment reported net premiums written of $611 million for the fourth quarter of 2010, compared to $747 million in the same period in 2009. The combined ratio was 94.6% for the fourth quarter of 2010, compared to 80.3% for the same period in 2009. The fourth quarter 2010 combined ratio includes 12.0 points relating to the upward revision of the New Zealand earthquake loss and the flooding in Australia during the fourth quarter, as well as an additional 4.6 points related to an aggregate cover loss during the fourth quarter. There were no significant large losses during the fourth quarter of 2009. The Non-life technical result was $130 million for the fourth quarter of 2010 compared to $314 million in the same period in 2009. For the full year 2010, Non-life net premiums written were $4.0 billion, compared to $3.4 billion for the full year 2009. The full year 2010 technical result was $516 million, compared to $895 million for the full year 2009. The combined ratio for the full year was 95.0%, including 14.0 points related to the 2010 large catastrophic losses, compared to 81.8% in 2009.

North America, which represented 24% of total net premiums written for the quarter, reported net premiums written of $196 million for the fourth quarter of 2010, compared to $251 million in the prior year’s fourth quarter. Net premiums earned were $260 million in the fourth quarter of 2010, compared to $330 million for the same period in 2009. The technical ratio for this sub-segment was 83.1% for the fourth quarter of 2010, compared to 82.5% in the fourth quarter of 2009. The technical result for the fourth quarter of 2010 was $44 million, compared to $58 million for the same period in 2009. For the full year 2010, net premiums written were $1,026 million, compared to $1,162 million in 2009. Net premiums

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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earned for the full year 2010 were $1,038 million, compared to $1,210 million for the same period in 2009. The full year technical ratio was 83.4%, compared to 85.9% in 2009. The technical result for the full year 2010 was $173 million compared to $171 million in 2009.

The Global (Non-U.S.) P&C business, which represented 14% of total net premiums written for the quarter, reported net premiums written of $118 million for the fourth quarter of 2010, compared to $157 million for the same period in 2009. Net premiums earned during the fourth quarter of 2010 were $228 million, compared to $279 million in the fourth quarter of 2009. The technical ratio for this sub-segment was 86.8% for the fourth quarter of 2010 compared to 83.3% for the same period in 2009. The technical result for the fourth quarter of 2010 was $30 million, compared to $47 million for the same period in 2009. For the full year 2010, net premiums written were $898 million, compared to $679 million for the full year 2009. Net premiums earned for the full year 2010 were $914 million, compared to $729 million for the same period in 2009. The full year technical ratio was 101.7%, compared to 77.5% in 2009. The technical result for the full year 2010 was a loss of $15 million compared to a gain of $163 million for the full year 2009.

The Global (Non-U.S.) Specialty business, which represented 35% of total net premiums written for the quarter, reported net premiums written of $287 million for the fourth quarter of 2010, compared to $319 million for the fourth quarter of 2009. Net premiums earned were $329 million for the fourth quarter, compared to $383 million in the same period in 2009. This sub-segment’s technical ratio was 80.1% for the fourth quarter of 2010 compared to 87.5% for the fourth quarter of 2009. The technical result for the fourth quarter of 2010 was $65 million, compared to $48 million for the same period in 2009. For the full year 2010, net premiums written were $1,391 million, compared to $1,113 million in 2009. Net premiums earned for the full year 2010 were $1,405 million, compared to $1,116 million for the same period in 2009. The full year technical ratio was 90.8%, compared to 88.3% in 2009. The technical result for the full year 2010 was $128 million compared to $130 million for the full year 2009.

The Catastrophe business, which represented 1% of total net premiums written for the quarter, reported net premiums written of $10 million for the fourth quarter of 2010 compared to $20 million for the same period in 2009. Net premiums earned were $165 million for the fourth quarter of 2010, compared to $179 million in the same period in 2009. This sub-segment’s technical ratio was 105.3% for the fourth quarter of 2010, reflecting 60.4 points relating to the upward revision of the New Zealand earthquake loss and the flooding in Australia during the fourth quarter, as well as an additional 27.2 points related to an aggregate cover loss during the fourth quarter. This compares to 10.0% for the fourth quarter of 2009, which reflected no significant large losses. The technical result for the fourth quarter

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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of 2010 was a loss of $9 million, compared to a gain of $161 million for the same period in 2009. For the full year 2010, net premiums written were $646 million, compared to $397 million for the full year 2009. Net premiums earned for the full year 2010 were $672 million, compared to $470 million for the same period in 2009. The full year technical ratio was 65.7%, reflecting 38.9 points from the 2010 large catastrophic losses and an additional 7.1 points related to the aggregate cover loss, compared to 8.3% in 2009. The technical result for the full year 2010 was $230 million compared to $431 million in 2009.

The Life segment, which represented 26% of total net premiums written for the fourth quarter of 2010, reported net premiums written of $210 million for the fourth quarter of 2010, compared to $157 million in the fourth quarter of 2009. The allocated underwriting result for the fourth quarter was $12 million, compared to $10 million in the same period of 2009. For the full year 2010, net premiums written were $742 million, with an allocated underwriting result of $20 million, compared with net premiums written of $591 million and an allocated underwriting result of $51 million for the full year 2009.

The Company’s capital markets and investment activities are reported under the heading of “Corporate and Other”. Within Corporate and Other, capital markets and investment activities contributed $141 million to pre-tax operating income in the fourth quarter and $590 million to pre-tax operating income in the full year 2010, as compared to $165 million and $537 million in 2009, respectively. Separately, as the Company reports changes in the unrealized market values of invested assets and funds held – directly managed assets in net income, the capital markets and investment activities contributed pre-tax non-operating losses of $76 million and a gain of $415 million in the fourth quarter and full year 2010, respectively, compared to pre-tax non-operating gains of $39 million and $607 million, respectively, in the fourth quarter and full year 2009.

Balance Sheet Items

At December 31, 2010, total assets were $23.4 billion, compared to $23.7 billion at December 31, 2009. Total investments, cash and funds held – directly managed remained flat at $18.2 billion at December 31, 2010 when compared to December 31, 2009. Gross Non-life loss and loss expense reserves were $10.7 billion at December 31, 2010, compared to $10.8 billion at December 31, 2009. During the fourth quarter of 2010, the Company’s estimate of Non-life reserves for prior accident years was reduced by $128 million due to favorable development. The overall prior year reserve development for the fourth quarter of 2010 in the Non-life segment includes net favorable development in all sub-segments, with reductions of $21 million in the North America sub-segment, $35 million in the Global (Non-U.S.) P&C sub-segment, $57 million in the Global (Non-U.S.) Specialty sub-segment, and

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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$15 million in the Catastrophe sub-segment. In the fourth quarter of 2009, Non-life reserves for prior years developed favorably by $121 million. Policy benefits for life and annuity contracts were $1.8 billion at December 31, 2010, compared to $1.6 billion at December 31, 2009. During the fourth quarter of 2010, the Company’s estimate of Life reserves for prior years developed favorably by $9 million, compared to $5 million of favorable development in the fourth quarter of 2009.

At December 31, 2010, total capital was $8.0 billion, and total shareholders’ equity was $7.2 billion. This compares to total capital of $8.0 billion, and total shareholders’ equity of $7.6 billion at December 31, 2009. Book value per common share at December 31, 2010 was $93.77 on a fully diluted basis compared to $84.51 at December 31, 2009.

For additional information, the Company has posted a fourth quarter 2010 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data.

Commentary and Outlook

PartnerRe President and Chief Executive Officer Costas Miranthis said, “We saw a continuation of moderately declining pricing and terms in the January 1, 2011 renewals. As planned, we optimized the combined portfolio including the former PARIS RE business to improve balance and risk-adjusted returns. In the current market, this led to the non-renewal of some business and restructuring of other business. Although current market conditions remain challenging, our strong capital position, global franchise and broad capabilities position us well to take advantage of any opportunities as they arise.”

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net realized gain on the purchase of the CENts, and the after-tax interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2010, total revenues were $5.9 billion, and at December 31, 2010, total assets were $23.4 billion, total capital was $8.0 billion and total shareholders’ equity was $7.2 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Briana Kelly
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except per share data)

(Unaudited)

	For the three months ended December 31, 2010	For the three months ended December 31, 2009 (A)	For the year ended December 31, 2010	For the year ended December 31, 2009 (A)
Revenues
Gross premiums written	$827,301	$920,645	$4,885,266	$4,000,888

Net premiums written	$820,605	$904,440	$4,705,116	$3,948,704
Decrease in unearned premiums	384,041	432,115	71,355	171,121

Net premiums earned	1,204,646	1,336,555	4,776,471	4,119,825
Net investment income	160,804	182,000	672,782	596,071
Net realized and unrealized investment (losses) gains	(83,201)	25,063	401,482	591,707
Net realized gain on purchase of capital efficient notes	—	—	—	88,427
Other income	5,079	5,986	10,470	22,312

Total revenues	1,287,328	1,549,604	5,861,205	5,418,342

Expenses
Losses and loss expenses and life policy benefits	817,772	743,271	3,283,618	2,295,296
Acquisition costs	246,617	271,081	972,537	885,214
Other operating expenses	133,245	146,522	539,751	430,808
Interest expense	12,181	6,657	44,413	28,301
Amortization of intangible assets	8,821	(6,133)	31,461	(6,133)
Net foreign exchange losses (gains)	8,260	(4,046)	20,686	1,464

Total expenses	1,226,896	1,157,352	4,892,466	3,634,950

Income before taxes and interest in earnings of equity investments	60,432	392,252	968,739	1,783,392
Income tax expense	10,892	51,892	128,784	262,090
Interest in earnings of equity investments	7,495	14,000	12,597	15,552

Net income	$57,035	$354,360	$852,552	$1,536,854

Preferred dividends	$8,631	$8,631	$34,525	$34,525

Operating earnings available to common shareholders	$113,042	$315,049	$504,654	$932,146

Comprehensive income, net of tax	$49,184	$367,959	$771,681	$1,598,973

Per Share Data:
Earnings per common share:
Basic operating earnings	$1.54	$3.95	$6.57	$14.85
Net realized and unrealized investment (losses) gains, net of tax	(0.98)	0.22	3.92	7.91
Net realized gain on purchase of capital efficient notes, net of tax	—	—	—	0.91
Interest in earnings of equity investments, net of tax	0.10	0.17	0.16	0.26

Basic net income	$0.66	$4.34	$10.65	$23.93

Weighted average number of common shares outstanding	73,168.6	79,702.2	76,839.5	62,786.2
Diluted operating earnings (1)	$1.52	$3.87	$6.45	$14.59
Net realized and unrealized investment (losses) gains, net of tax	(0.96)	0.22	3.86	7.78
Net realized gain on purchase of capital efficient notes, net of tax	—	—	—	0.89
Interest in earnings of equity investments, net of tax	0.09	0.16	0.15	0.25

Diluted net income	$0.65	$4.25	$10.46	$23.51

Weighted average number of common and common share equivalents outstanding	74,494.7	81,441.2	78,234.3	63,890.6

(1)	Income before taxes and interest in earnings of equity investments includes $6.2 million and $16.1 million and $18.0 million and $36.5 million of expenses related to the acquisition of Paris Re for the three months ended and year ended December 31, 2010 and 2009, respectively, and includes $6.3 million and $40.7 million of expenses related to the Company’s voluntary severance plan for the three months ended and year ended December 31, 2010, respectively. See page 35 of the Company’s Financial Supplement as of December 31, 2010.

(A)	The Company’s results for the three months ended and year ended December 31, 2009 include the results of Paris Re from October 2, 2009, the date of acquisition.

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	December 31, 2010	December 31, 2009
Assets
Investments:
Fixed maturities, trading securities, at fair value	$12,824,389	$14,143,093
Short-term investments, trading securities, at fair value	49,397	137,346
Equities, trading securities, at fair value	1,071,676	795,539
Other invested assets	352,405	225,532

Total investments	14,297,867	15,301,510
Funds held - directly managed	1,772,118	2,124,826
Cash and cash equivalents, at fair value, which approximates amortized cost	2,111,084	738,309
Accrued investment income	201,928	218,739
Reinsurance balances receivable	2,076,884	2,249,181
Reinsurance recoverable on paid and unpaid losses	382,878	367,453
Funds held by reinsured companies	937,032	938,039
Deferred acquisition costs	595,557	614,857
Deposit assets	256,702	313,798
Net tax assets	14,960	79,044
Goodwill	455,533	455,533
Intangible assets	178,715	247,269
Other assets	83,113	83,986

Total assets	$23,364,371	$23,732,544

Liabilities
Unpaid losses and loss expenses	$10,666,604	$10,811,483
Policy benefits for life and annuity contracts	1,750,410	1,615,193
Unearned premiums	1,599,139	1,706,816
Other reinsurance balances payable	491,194	426,091
Deposit liabilities	268,239	330,015
Net tax liabilities	316,325	444,789
Accounts payable, accrued expenses and other	244,552	231,441
Current portion of long-term debt	—	200,000
Debt related to senior notes	750,000	250,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,157,452	16,086,817

Shareholders’ Equity
Common shares (par value $1.00, issued: 2010, 84,033,089 shares; 2009, 82,585,707 shares)	84,033	82,586
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2010 and 2009, 11,600,000 shares; aggregate liquidation preference: 2010 and 2009, $290,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2010 and 2009, 9,200,000 shares; aggregate liquidation preference: 2010 and 2009, $230,000)	9,200	9,200
Additional paid-in capital	3,419,864	3,357,004
Accumulated other comprehensive income:
Currency translation adjustment	16,101	82,843
Other accumulated comprehensive (loss) income	(12,045)	2,084
Retained earnings	4,761,178	4,100,782
Common shares held in treasury, at cost (2010, 14,046,895 shares; 2009, 5,000 shares)	(1,083,012)	(372)

Total shareholders’ equity	7,206,919	7,645,727

Total liabilities and shareholders’ equity	$23,364,371	$23,732,544

Shareholders’ Equity Per Common Share (excluding cumulative preferred shares: 2010 and 2009, $520,000)	$95.55	$86.29

Diluted Book Value Per Common and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$93.77	$84.51

Number of Common and Common Share Equivalents Outstanding	71,312.3	84,319.7

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the three months ended December 31, 2010

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$196	$118	$296	$5	$615	$212	$—	$827
Net premiums written	$196	$118	$287	$10	$611	$210	$—	$821
Decrease in unearned premiums	64	110	42	155	371	12	1	384

Net premiums earned	$260	$228	$329	$165	$982	$222	$1	$1,205
Losses and loss expenses and life policy benefits	(145)	(141)	(191)	(162)	(639)	(177)	(2)	(818)
Acquisition costs	(71)	(57)	(73)	(12)	(213)	(34)	—	(247)

Technical result	$44	$30	$65	$(9)	$130	$11	$(1)	$140
Other income					2	—	3	5
Other operating expenses					(78)	(17)	(38)	(133)

Underwriting result					$54	$(6)	n/a	$12
Net investment income						18	143	161

Allocated underwriting result (1)						$12	n/a	n/a
Net realized and unrealized investment losses							(83)	(83)
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange losses							(8)	(8)
Income tax expense							(11)	(11)
Interest in earnings of equity investments							7	7

Net income							n/a	$57

Loss ratio (2)	55.9%	61.9%	57.9%	98.0%	65.1%
Acquisition ratio (3)	27.2	24.9	22.2	7.3	21.6

Technical ratio (4)	83.1%	86.8%	80.1%	105.3%	86.7%
Other operating expense ratio (5)					7.9

Combined ratio (6)					94.6%

For the three months ended December 31, 2009

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total (A)
Gross premiums written	$251	$154	$335	$24	$764	$157	$—	$921
Net premiums written	$251	$157	$319	$20	$747	$157	$—	$904
Decrease in unearned premiums	79	122	64	159	424	7	2	433

Net premiums earned	$330	$279	$383	$179	$1,171	$164	$2	$1,337
Losses and loss expenses and life policy benefits	(184)	(169)	(254)	(9)	(616)	(127)	—	(743)
Acquisition costs	(88)	(63)	(81)	(9)	(241)	(30)	—	(271)

Technical result	$58	$47	$48	$161	$314	$7	$2	$323
Other income					4	—	2	6
Other operating expenses					(83)	(13)	(51)	(147)

Underwriting result					$235	$(6)	n/a	$182
Net investment income						16	166	182

Allocated underwriting result (1)						$10	n/a	n/a
Net realized and unrealized investment gains							25	25
Interest expense							(7)	(7)
Amortization of intangible assets							6	6
Net foreign exchange gains							4	4
Income tax expense							(52)	(52)
Interest in earnings of equity investments							14	14

Net income							n/a	$354

Loss ratio (2)	56.0%	60.6%	66.4%	4.9%	52.7%
Acquisition ratio (3)	26.5	22.7	21.1	5.1	20.5

Technical ratio (4)	82.5%	83.3%	87.5%	10.0%	73.2%
Other operating expense ratio (5)					7.1

Combined ratio (6)					80.3%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

(A)	The Company’s results for the three months ended and year ended December 31, 2009 include the results of Paris Re from October 2, 2009, the date of acquisition.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the year ended December 31, 2010

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total
Gross premiums written	$1,028	$909	$1,479	$716	$4,132	$749	$4	$4,885
Net premiums written	$1,026	$898	$1,391	$646	$3,961	$742	$2	$4,705
Decrease in unearned premiums	12	16	14	26	68	2	1	71

Net premiums earned	$1,038	$914	$1,405	$672	$4,029	$744	$3	$4,776
Losses and loss expenses and life policy benefits	(577)	(702)	(985)	(393)	(2,657)	(624)	(3)	(3,284)
Acquisition costs	(288)	(227)	(292)	(49)	(856)	(116)	—	(972)

Technical result	$173	$(15)	$128	$230	$516	$4	$—	$520
Other income					5	2	3	10
Other operating expenses					(317)	(57)	(166)	(540)

Underwriting result					$204	$(51)	n/a	$(10)
Net investment income						71	602	673

Allocated underwriting result (1)						$20	n/a	n/a
Net realized and unrealized investment gains							402	402
Interest expense							(44)	(44)
Amortization of intangible assets							(31)	(31)
Net foreign exchange losses							(21)	(21)
Income tax expense							(129)	(129)
Interest in earnings of equity investments							13	13

Net income							n/a	$853

Loss ratio (2)	55.6%	76.8%	70.0%	58.5%	65.9%
Acquisition ratio (3)	27.8	24.9	20.8	7.2	21.3

Technical ratio (4)	83.4%	101.7%	90.8%	65.7%	87.2%
Other operating expense ratio (5)					7.8

Combined ratio (6)					95.0%

For the year ended December 31, 2009

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life Segment	Life Segment	Corporate and Other	Total (A)
Gross premiums written	$1,162	$677	$1,159	$400	$3,398	$595	$8	$4,001
Net premiums written	$1,162	$679	$1,113	$397	$3,351	$591	$7	$3,949
Decrease (increase) in unearned premiums	48	50	3	73	174	(4)	1	171

Net premiums earned	$1,210	$729	$1,116	$470	$3,525	$587	$8	$4,120
Losses and loss expenses and life policy benefits	(728)	(392)	(732)	(6)	(1,858)	(440)	2	(2,296)
Acquisition costs	(311)	(174)	(254)	(33)	(772)	(113)	—	(885)

Technical result	$171	$163	$130	$431	$895	$34	$10	$939
Other income					13	2	7	22
Other operating expenses					(253)	(47)	(131)	(431)

Underwriting result					$655	$(11)	n/a	$530
Net investment income						62	534	596

Allocated underwriting result (1)						$51	n/a	n/a
Net realized and unrealized investment gains							591	591
Net realized gain on purchase of capital efficient notes							89	89
Interest expense							(28)	(28)
Amortization of intangible assets							6	6
Net foreign exchange losses							(1)	(1)
Income tax expense							(262)	(262)
Interest in earnings of equity investments							16	16

Net income							n/a	$1,537

Loss ratio (2)	60.2%	53.7%	65.6%	1.3%	52.7%
Acquisition ratio (3)	25.7	23.8	22.7	7.0	21.9

Technical ratio (4)	85.9%	77.5%	88.3%	8.3%	74.6%
Other operating expense ratio (5)					7.2

Combined ratio (6)					81.8%